Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 of Medtronic plc of our report dated June 25, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Medtronic plc's Annual Report on Form 10-K for the year ended April 30, 2021.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 22, 2021